Filed Pursuant to Rule 424(b)(5)
Registration No. 333-208074

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	98,900,000	$13.15(1)	$1,300,535,000.00	$130,963.87

(1)	Estimated solely for purposes of calculating the registration fee. In accordance with Rule 457(c) and Rule 457(r) of the Securities Act of 1933, as amended, the prices shown are based on the average of the high and low prices reported for Southwestern Energy Company’s common stock on the New York Stock Exchange on June 29, 2016.

PROSPECTUS SUPPLEMENT

(To prospectus dated November 17, 2015)

86,000,000 Shares

Southwestern Energy Company

Common Stock

We are offering 86,000,000 shares of our common stock, par value $0.01 per share.

The underwriters have agreed to purchase the shares of common stock from us at a price of $12.62 per share, which will result in $1.085 billion of net proceeds to us before expenses. The underwriters may offer the common stock from time to time for sale in one or more transactions on the New York Stock Exchange (“NYSE”) in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Our common stock is listed on the NYSE under the symbol “SWN.” The last reported sale price of our common stock on the NYSE on June 28, 2016 was $13.89 per share.

The underwriters have the option to purchase up to an additional 12,900,000 shares of our common stock on the same terms and conditions as set forth herein, within 30 days from the date of this prospectus supplement.

Investing in our common stock involves risks. See “Risk Factors” on page S-7 and the risk factors incorporated by reference in this prospectus supplement and the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to investors on or about July 5, 2016.

Joint Book-Running Managers

Credit Suisse	BofA Merrill Lynch	J.P. Morgan

Citigroup	Mizuho Securities

Co-Managers

BMO Capital Markets	MUFG	RBC Capital Markets

SMBC Nikko	Wells Fargo Securities

BBVA	CIBC Capital Markets	Credit Agricole CIB

BB&T Capital Markets	BNP PARIBAS	BTIG

Capital One Securities	Citizens Capital Markets	PNC Capital Markets LLC

Comerica Securities	Fifth Third Securities	HSBC

KeyBanc Capital Markets	SOCIETE GENERALE

The date of this prospectus supplement is June 29, 2016.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. The accompanying prospectus was filed as part of our registration statement on Form S-3 (Registration No. 333-208074) with the Securities and Exchange Commission (the “SEC”) on November 17, 2015 as part of a “shelf” registration process. Under the shelf registration process, we may offer to sell debt securities, preferred or common stock and guarantees of debt securities, from time to time, in one or more offerings in an unlimited amount. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to read carefully this prospectus supplement, the information incorporated by reference, the accompanying prospectus, and any free writing prospectus that we authorize to be distributed to you before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

Neither we nor the underwriters have authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not, and the underwriters are not, making an offer of these securities in any state where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our common stock, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described in this prospectus supplement under “Incorporation by Reference.”

Unless otherwise indicated or the context otherwise requires, all references to “Southwestern,” “the Company,” “we,” “us” and “our” in this prospectus supplement refer to Southwestern Energy Company and its direct and indirect subsidiaries on a consolidated basis.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents that we subsequently file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the portions of those documents furnished under Item 2.02 or Item 7.01 and related exhibits thereto):

•	our Annual Report on Form 10-K for the year ended December 31, 2015, as amended by Amendment No. 1 on Form 10-K/A, including those portions of our Proxy Statement on Schedule 14A that was filed on April 6, 2016 and incorporated into our Form 10-K;

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•	our Quarterly Report on Form 10-Q for the three month period ended March 31, 2016;

•	our Current Reports on Form 8-K and Amended Current Reports on Form 8-K/A filed on January 6, 2016, January 21, 2016, January 29, 2016, April 4, 2016, April 21, 2016, April 25, 2016, May 20, 2016 and June 27, 2016; and

•	the description of the common stock contained in the Registration Statement on Form 8-A dated October 23, 1981, as amended by Amendment No. 1 filed with the Current Report on Form 8-K dated July 8, 1993 and Amendment No. 2 filed with our Current Report on Form 8-K/A dated August 3, 2006.

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FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,” “project,” “potential,” “may,” “will,” “are likely” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.

The forward-looking statements contained in this document are largely based on our expectations for the future, which reflect certain estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions, operating trends, and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. As such, management’s assumptions about future events may prove to be inaccurate. For a more detailed description of the risks and uncertainties involved, see “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events, changes in circumstances, or otherwise. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. Management cautions you that the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein are not guarantees of future performance, and we cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to:

•	the timing and extent of changes in market conditions and prices for natural gas, oil and natural gas liquids (“NGLs”) (including regional basis differentials);

•	our ability to fund our planned capital investments;

•	a change in our credit rating;

•	the extent to which lower commodity prices impact our ability to service or refinance our existing debt;

•	the impact of volatility in the financial markets or other global economic factors;

•	difficulties in appropriately allocating capital and resources among our strategic opportunities;

•	the timing and extent of our success in discovering, developing, producing and estimating reserves;

•	our ability to maintain leases that may expire if production is not established or profitably maintained;

•	our ability to realize the expected benefits from recent acquisitions;

•	our ability to transport our production to the most favorable markets or at all;

•	the impact of government regulation, including the ability to obtain and maintain permits, any increase in severance or similar taxes, and legislation relating to hydraulic fracturing, climate and over-the-counter derivatives;

•	the impact of the adverse outcome of any material litigation against us;

•	the effects of weather;

•	increased competition and regulation;

•	the financial impact of accounting regulations and critical accounting policies;

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•	the comparative cost of alternative fuels;

•	credit risk relating to the risk of loss as a result of non-performance by our counterparties; and

•	any other factors listed in the reports we have filed and may file with the SEC that are incorporated by reference herein.

All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement. For additional information with respect to these factors, see “Incorporation by Reference.”

MARKET AND INDUSTRY DATA

Market and industry data and forecasts included or incorporated by reference in this prospectus supplement have been obtained from independent industry sources as well as from research reports prepared for other purposes. Although we believe these third-party sources to be reliable, we have not independently verified the data obtained from these sources and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements included or incorporated by reference in this prospectus supplement.

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SUMMARY

This summary highlights information from this prospectus supplement and the accompanying prospectus to help you understand the offering. You should read carefully the entire prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein for a more complete understanding of this offering. You should read “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, and our subsequent Quarterly Report on Form 10-Q, for more information about important risks that you should consider before making an investment in our common stock.

Unless otherwise indicated or the context requires otherwise, references to “Southwestern,” “the Company,” “we,” “us” and “our” mean Southwestern Energy Company and its direct and indirect subsidiaries on a consolidated basis.

Southwestern Energy Company

We are an independent energy company engaged in natural gas and oil exploration, development and production (“E&P”). We are also focused on creating and capturing additional value through our natural gas gathering and marketing businesses, which we refer to as Midstream Services. We conduct most of our businesses through subsidiaries.

Exploration and Production. Our primary business is the exploration for and production of natural gas and oil, with our current operations principally focused within the United States on development of unconventional natural gas reservoirs located in West Virginia, Pennsylvania and Arkansas. Our operations in West Virginia are also focused on the Marcellus Shale, the Utica and the Upper Devonian unconventional natural gas and oil reservoirs (herein referred to as “Southwest Appalachia”), our operations in northeast Pennsylvania are primarily focused on the unconventional natural gas reservoir known as the Marcellus Shale (herein referred to as “Northeast Appalachia”) and our operations in Arkansas are primarily focused on an unconventional natural gas reservoir known as the Fayetteville Shale. We have E&P activities ongoing in Colorado and Louisiana along with other areas in which we are currently exploring for new development opportunities. We also have drilling rigs located in West Virginia, Pennsylvania and Arkansas and provide oilfield products and services, principally serving our E&P operations.

Midstream Services. Through our affiliated midstream subsidiaries, we engage in natural gas gathering activities in Arkansas and Louisiana. These activities primarily support our E&P operations and generate revenue from fees associated with the gathering of natural gas. Our marketing activities capture opportunities that arise through the marketing and transportation of the natural gas, oil and NGLs produced in our E&P operations.

Our principal executive offices are located at 10000 Energy Drive, Spring, Texas 77389 and our telephone number is (832) 796-4700. Our website is www.swn.com. The information included on our website is not part of, or incorporated by reference into, this prospectus supplement.

Business Strategy

We are guided by our formula, which represents the essence of our corporate philosophy and how we operate our business:

Our formula, which stands for “The Right People doing the Right Things, wisely investing the cash flow from our underlying Assets will create Value+,” also guides our business strategy. The key elements of our business strategy, which we have proactively addressed through the first half of 2016, are as follows:

•	Build on strong liquidity to further strengthen the balance sheet. We believe a strong balance sheet and liquidity position are important to long-term value creation and extremely valuable in challenging pricing environments, helping to preserve options and flexibility.

•	In June 2016, we took a significant step in managing our debt maturities and liquidity by rearranging and extending our bank credit facilities, extending the maturities by two years until late 2020. We also intend to commence tender offers for certain series of our senior notes. For more information about our current indebtedness and the tender offers, please read “—Recent Developments” below.

•	Additionally, we have recently entered into a definitive agreement with a third party to sell approximately 55,000 net acres in West Virginia for $450 million. Assuming the completion of this offering and application of proceeds as described under “Use of Proceeds,” we intend to retain $375 million of proceeds from this sale for general corporate purposes, including to fund capital projects, and use the remainder to reduce our indebtedness. For more information about our plan to fund capital projects, please read “—Recent Developments—Asset Sale” and “—Updated Capital Expenditure Budget” below.

•	Exercise Capital Discipline. We prepare an economic analysis for our drilling programs and other investments based upon the expected net present value added for each dollar to be invested, which we refer to as Present Value Index (“PVI”). We target creating an average of at least a 1.3 PVI in our projects using a 10% discount rate. Our actual PVI results are utilized to help determine the allocation of our future capital investments and are reflected in our management compensation. This disciplined investment approach governs our investment decisions at all times, including the current lower-price commodity market.

•	Although we have opportunities that meet our investment threshold described above, we are committed to capital discipline and strengthening our balance sheet, including by investing within levels of cash flow generated from operations, and, therefore, have not been drilling new wells in 2016. We proactively implemented our 2016 capital investment plan that included operating no rigs, instead focusing on maintaining investment levels within levels of cash flow generated from operations.

•	We plan to use a portion of the proceeds of this offering, plus cash flow generated from operations, to fund capital projects, including the completion of wells already drilled and the drilling and completion of new wells, that we expect to increase our production levels.

•	Maximizing Margins and Production Available for Sale. We concentrate our operations in large, scalable projects, such as our large positions in Southwest Appalachia, Northeast Appalachia and the Fayetteville Shale. We believe this allows us the economies of scale that drives efficiency and learning opportunities. These efficiencies and learnings help improve future well results and enhance the economics of our portfolio. They also allow us to continuously identify ways to lower costs in each asset in which we operate. We routinely review costs in detail and analyze processes implemented, materials used and vendor relationships to enhance our economics and cost structure.

•	Cost control and well performance have been differentiators for us in the past, and we believe our focus on costs and performance improvements gives us a competitive advantage as we move into the future. We have recognized significant savings in 2016 through the renegotiation of contracts, improved well results and the implementation of process improvements in each of our operating areas.

Recent Developments

Tender Offers for Senior Notes

We intend to commence tender offers (the “Tender Offers”) to purchase for cash, subject to certain conditions, up to $750.0 million (the “Maximum Purchase Amount”) aggregate purchase price, excluding accrued interest, of our 3.30% senior notes due 2018 (the “3.30% Notes”), our 7.50% senior notes due 2018 (the “7.50% Notes”) and our 4.05% senior notes due 2020 (the “4.05% Notes” and, together with the 3.30% Notes and the 7.50% Notes, the “Target Notes”). The 4.05% Notes will be subject to a $50.0 million cap (the “Cap”). Subject to the Maximum Purchase Amount, the Cap and proration, the aggregate purchase price of a series of Target Notes that is purchased in the Tender Offers will be based on the order of priority assigned to such series of Target Notes.

We expect that the total consideration for each series of Target Notes will include a premium (the “Early Tender Premium”) for each $1,000 principal amount of notes that are tendered prior to an early tender deadline. Holders that validly tender Target Notes subsequent to the early tender deadline but prior to the expiration date of the Tender Offers will not receive the Early Tender Premium.

Each Tender Offer may be amended, extended or terminated individually. The Tender Offers will be made pursuant to an Offer to Purchase. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell any of the Target Notes. The Tender Offers will be conditioned on, among other things, the consummation of this offering. This offering, however, is not conditioned on the consummation of the Tender Offers or the tender of any specified amount of the Target Notes. There can be no assurance as to the amount of Target Notes that will be tendered in the Tender Offers or that we will consummate the Tender Offers, which are subject to market conditions and other factors.

Credit Facilities Amendments

On June 27, 2016, we, as borrower, entered into (1) an unsecured Amended and Restated Term Loan Credit Agreement (the “Term Loan Agreement”) with various lenders and Bank of America, N.A., as administrative agent and lender, with respect to our outstanding $750 million term loan borrowed in November 2015 (the “2015 Term Loan”), (2) a Credit Agreement (the “Revolving Agreement” and, together with the Term Loan Agreement, the “New Credit Agreements”) with various lenders and JPMorgan Chase Bank, N.A., as administrative agent and lender, in the amount of $1.934 billion and (3) an Amendment No. 1 to Credit Agreement (the “2013 Credit Agreement Amendment”) regarding our existing Credit Agreement, dated as of December 14, 2013, with various lenders and JPMorgan Chase Bank, N.A., as administrative agent and lender (the “2013 Credit Agreement”). The Revolving Agreement includes a term loan of $1.191 billion, which was fully borrowed and is secured (the “New Term Loan”), and a $743 million revolving credit facility, which is currently undrawn, except for approximately $169 million in outstanding letters of credit.

Under the 2013 Credit Agreement Amendment, the aggregate commitments from lenders have been reduced to $66 million, JPMorgan Chase Bank, N.A., has resigned as administrative agent and all issuing banks for letters of credit have resigned. All other provisions of the 2013 Credit Agreement remain unchanged, including interest rate and the maturity date of December 14, 2018. Borrowings under the 2013 Credit Agreement, as so amended, were reduced to zero with a portion of the proceeds of the New Term Loan.

Asset Sale

On June 9, 2016, we entered into an agreement to sell certain oil and gas assets covering approximately 55,000 net acres in West Virginia to Antero Resources Corporation for approximately $450 million (the “Sale Transaction”). The properties are located in Doddridge, Harrison, Marion, Monongalia, Pleasants, Ritchie, Tyler

and Wetzel Counties and are currently producing from the Marcellus Shale. Net production from this acreage is approximately 14 MMcfe per day, primarily from non-operated wells, and proved reserves on this acreage were 11 Bcfe as of December 31, 2015. The transaction is expected to close in the third quarter of 2016, subject to customary closing conditions and purchase price adjustments.

The closing of this offering is not conditioned on, nor is it a condition to, the consummation of the Sale Transaction. If the Sale Transaction is delayed, not consummated or consummated in a manner different than described herein, the price of our common stock may decline. Accordingly, if you decide to purchase common stock in this offering, you should be willing to do so whether or not we complete the Sale Transaction.

Assuming the completion of this offering and application of proceeds as described under “Use of Proceeds,” we intend to use $375 million of proceeds from the Sale Transaction for general corporate purposes, including to fund capital projects, and use the remainder to reduce our indebtedness. For more information about our plan to fund capital projects, please read “—Updated Capital Expenditure Budget” below.

Updated Capital Expenditure Budget

As described under “Use of Proceeds,” we intend to use a portion of the proceeds from this offering to fund capital projects above the $350 million to $400 million we had previously targeted for capital expenditures in 2016. These projects may include the completion of wells already drilled, the drilling of new wells, and other smaller projects to develop our properties. We expect that the total spending on such projects would be in the amount by which the net proceeds of this offering exceed $750 million and would be funded from both proceeds of this offering and other sources.

The Offering

Issuer	Southwestern Energy Company

Common Stock Offered by the Issuer	86,000,000 shares of our common stock, or 98,900,000 shares of our common stock if the underwriters exercise their option to purchase additional shares of common stock in full.

Common Stock Outstanding after this Offering	478,496,825 shares of our common stock, or 491,646,825 shares of our common stock if the underwriters exercise their option to purchase additional shares of common stock in full.(1)

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $1.085 billion, or $1.247 billion if the underwriters exercise their option to purchase additional shares of common stock in full, after deducting estimated offering expenses. We intend to use $375 million of the net proceeds to reduce our outstanding indebtedness under the 2015 Term Loan and the remaining net proceeds of this offering, together with cash on hand, to fund the Tender Offers. If the Tender Offers are not consummated, or the aggregate amount of securities tendered in the Tender Offers and accepted for payment is less than the net proceeds of this offering dedicated for that purpose, we will use the remainder of those proceeds to repay or retire other outstanding indebtedness, including additional indebtedness outstanding under the 2015 Term Loan, and for general corporate purposes, including the repayment of additional indebtedness outstanding under the 2015 Term Loan, the completion of wells already drilled or the funding of other capital projects. Until we apply the net proceeds for the purposes described above with respect to the Tender Offers, we may invest them in short-term, liquid investments. The net proceeds from any exercise by the underwriters of their option to purchase additional shares of common stock from us will be used to fund a portion of the Tender Offers or for general corporate purposes as described above. For more information about our use of proceeds from this offering, see “Use of Proceeds.”

Risk Factors	Investing in our common stock involves risks. Please read “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, and our subsequent Quarterly Reports on Form 10-Q for more information about important risks that you should consider before making an investment in our common stock.

(1)	Based on 392,496,825 shares of our common stock outstanding as of June 23, 2016. Excludes any shares of common stock issuable under our equity compensation plans and issuable upon conversion of our mandatory convertible preferred stock, in each case, subject to anti-dilution, make-whole and other adjustments.

Dividend Policy	We do not currently pay cash dividends on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Please read “Dividend Policy.”

Exchange Listing	Our common stock is traded on the NYSE under the symbol “SWN.”

RISK FACTORS

An investment in our common stock involves risks. You should consider carefully the following risks, as well as the risk factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, and our subsequent Quarterly Reports on Form 10-Q together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, when evaluating an investment in our common stock.

Risks Relating to the Offering and our Common Stock

The market price of our common stock may be volatile or may decline and it may be difficult for you to resell shares of our common stock at prices you find attractive.

The market price of our common stock has historically experienced and may continue to experience volatility. For example, during the last twelve months, the high sales price per share of our common stock on the NYSE was $23.43 and the low sales price per share was $5.00. The price of our common stock could be subject to wide fluctuations in the future in response to the following events or factors:

•	changes in natural gas and oil prices, including in different geographic locations;

•	demand for natural gas and oil;

•	the success of our drilling program;

•	changes in our drilling schedule;

•	adjustments to our reserve estimates and differences between actual and estimated production, revenue and expenditures;

•	competition from other oil and gas companies;

•	costs and liabilities relating to governmental laws and regulations and environmental risks;

•	general market, political and economic conditions;

•	our failure to meet financial analysts’ performance or financing expectations;

•	changes in recommendations by financial analysts; and

•	changes in market valuations of other companies in our industry.

In particular, a significant or extended decline in natural gas and oil prices would have a material adverse effect on our financial position, our results of operations, our access to capital and the quantities of natural gas and oil that we can produce economically. For example, during the last twelve months, natural gas prices on the New York Mercantile Exchange (“NYMEX”), traded at a high of $2.93 on August 12, 2015 and a low of $1.64 on March 3, 2016 based on last day of month settlements. Other risks described elsewhere under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement also could materially and adversely affect our share price.

The availability of our common stock for sale in the future could reduce the market price of our common stock.

Except as described herein under “Underwriting,” we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock, including any common stock that may be issued upon the conversion of our mandatory convertible preferred stock (and, correspondingly, our depositary shares). In the future, we may sell additional shares of our common stock to raise capital or acquire interests in other companies by using a combination of cash and our common stock or just our common stock. Any of these events may dilute your ownership interest in our company and have an adverse impact on the price of our common stock. In addition, a substantial number of

+shares of our common stock are reserved for issuance as payment for dividends on our mandatory convertible preferred stock, upon the exercise of stock options and upon conversion of our mandatory convertible preferred stock. Sales of a substantial number of shares of our common stock could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock, or the perception that these sales may occur, or other equity-related securities would have on the market price of our common stock.

Purchasers in this offering will experience immediate dilution. If you purchase shares of common stock in this offering, you will pay more for your shares than the per share book value as of March 31, 2016.

Our mandatory convertible preferred stock and the depositary shares may adversely affect the market price of our common stock.

The market price of our common stock is likely to be influenced by our mandatory convertible preferred stock and depositary shares. For example, the market price of our common stock could become more volatile and could be depressed by:

•	investors’ anticipation of the potential resale in the market of a substantial number of additional shares of our common stock received upon conversion of our mandatory convertible preferred (and, correspondingly, the depositary shares);

•	possible sale of our common stock by investors who view the depositary shares as a more attractive means of equity participation in us than owning shares of our common stock; and

•	hedging or arbitrage trading activity that may develop involving our depositary shares and common stock.

Because we have no plans to pay dividends on our common stock, investors must look solely to stock appreciation for a return on their investment in us.

We do not currently pay cash dividends on our capital stock, and we do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain all future earnings and other cash resources, if any, for the operation and development of our business and do not anticipate paying cash dividends in the foreseeable future. Payment of any future dividends will be at the discretion of our board of directors after taking into account many factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansions. Any future dividends may also be restricted by any loan agreements which we may enter into from time to time and from the issuance of preferred stock should we decide to do so in the future.

Anti-takeover provisions in our organizational documents and under Delaware law may impede or discourage a takeover, which could cause the market price of our common stock to decline.

We are a Delaware corporation, and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders, which, under certain circumstances, could reduce the market price of our common stock. In addition, protective provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws or the implementation by our board of directors of a stockholder rights plan could prevent a takeover, which could harm our stockholders.

We may not consummate the Tender Offers, and this offering is not conditioned on the consummation of the Tender Offers.

We intend to use $750 million of the net proceeds from this offering to fund the Tender Offers, as described under “Summary—Recent Developments—Tender Offers for Senior Notes.” However, there can be no assurance as to the amount of Target Notes that will be tendered in the Tender Offers or that we will consummate the Tender Offers, which are subject to market conditions and other factors. This offering is not conditioned on the consummation of the Tender Offers. Therefore, upon the closing of this offering, you will become a holder of our common stock regardless of whether the Tender Offers are consummated, delayed or terminated. If the Tender Offers are delayed or terminated, the value of our common stock may decline to the extent that their price reflects a market assumption that the Tender Offers will be consummated on the terms described herein. If the Tender Offers are not consummated, we may use such proceeds for general corporate purposes (see “Use of Proceeds”).

Certain U.S. federal income tax deductions currently available with respect to oil and natural gas exploration and production may be eliminated as a result of future legislation.

The elimination of certain key U.S. federal income tax deductions currently available to oil and natural gas exploration and production companies has been proposed in recent years by members of the U.S. Congress and by the President in his fiscal year 2017 budget proposal. These changes have included, among other proposals:

•	repeal of the percentage depletion allowance for natural gas and oil properties;

•	elimination of current deductions for intangible drilling and development costs;

•	elimination of the deduction for certain domestic production activities; and

•	extension of the amortization period for certain geological and geophysical expenditures.

In addition, the President’s fiscal year 2017 budget proposal includes the imposition of a new $10.25 per barrel fee on certain oil production, to be paid by certain oil companies (without precise details regarding the implementation of such fee). It is unclear whether these or similar changes will be enacted. The passage of these or any similar changes in U.S. federal income tax laws to eliminate or postpone certain tax deductions that are currently available with respect to oil and natural gas exploration and development could have an adverse effect on our financial position, results of operations and cash flows.

Our current and future levels of indebtedness may adversely affect our results and limit our growth.

As of March 31, 2016, as adjusted to give effect to (i) the April 1, 2016 repayment of approximately $1.55 billion of borrowings incurred under our revolving credit facility on March 31, 2016 and outstanding as of that date and (ii) the transactions described above under “Summary—Recent Developments—Credit Facility Amendments,” in each case as if such event occurred on March 31, 2016, we had long-term indebtedness of $5.406 billion, including $1.191 billion (our New Term Loan) and approximately $169 million of letters of credit under the New Credit Agreements and no borrowings under the 2013 Credit Agreement. The terms of the indentures relating to our outstanding senior notes, our credit facilities, and the master lease agreements relating to our drilling rigs and other equipment, which we collectively refer to as our “financing agreements,” impose restrictions on our ability and, in some cases, the ability of our subsidiaries to take a number of actions that we may otherwise desire to take, which may include, without limitation, one or more of the following:

•	incurring additional debt;

•	redeeming stock or redeeming debt;

•	making investments;

•	creating liens on our assets; and

•	selling assets.

Under the 2013 Credit Agreement, we must keep our total debt at or below 60% of our total adjusted book capital. This financial covenant with respect to capitalization percentages excludes the effects of any non-cash impacts from any full cost ceiling impairments, certain non-cash hedging activities and our pension and other postretirement liabilities. Therefore, under the 2013 Credit Agreement, our adjusted capital structure as of March 31, 2016 was 45% debt and 55% equity. Under our New Credit Agreements, we must maintain certain covenants, including, among others, the following financial covenants:

•	Minimum liquidity of $300.0 million, subject to increase up to $500.0 million upon certain conditions;

•	Minimum interest coverage ratio of no less than (i) with respect to any fiscal quarter ending on or before December 31, 2016, 0.75 to 1.00, (ii) with respect to any fiscal quarter ending on or after March 31, 2017 and on or before December 31, 2017, 1.00 to 1.00, (iii) with respect to any fiscal quarter ending on or after March 31, 2018 and on or before December 31, 2018, 1.25 to 1.00 and (iv) with respect to any fiscal quarter ending on or after March 31, 2019, 1.50 to 1.00, commencing with the fiscal quarter ending June 30, 2016; and

•	With respect to the Revolving Credit Agreement, a minimum collateral coverage ratio of no less than 1.50 to 1.00.

Although we do not anticipate any violations of our financial covenants, our ability to comply with these covenants are dependent upon the success of our exploration and development program and upon factors beyond our control, such as the market prices for natural gas, oil and NGLs.

Although the indentures governing our outstanding notes contain covenants limiting liens and sale and leaseback transactions, these covenants contain exceptions that would allow us to create, grant or incur certain liens or security interests. Moreover, the indentures do not contain any limitations on the ability of us or our subsidiaries to incur debt, pay dividends or make investments, or limit the ability of our subsidiaries to make distributions to us. Such activities may, however, be limited by our other financing agreements in certain circumstances.

Our level of indebtedness and off-balance sheet obligations, and the covenants contained in our financing agreements, could have important consequences for our operations, including:

•	requiring us to dedicate a substantial portion of our cash flow from operations to required payments, thereby reducing the availability of cash flow for working capital, capital expenditures and other general business activities;

•	limiting our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions and general corporate and other activities;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	detracting from our ability to successfully withstand a downturn in our business or the economy generally.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $1.085 billion, or $1.247 billion if the underwriters exercise their option to purchase additional shares of common stock in full, after deducting estimated offering expenses. We intend to use $375 million of the net proceeds to reduce our outstanding indebtedness under the 2015 Term Loan and the remaining net proceeds of this offering, together with cash on hand, to fund the Tender Offers. If the Tender Offers are not consummated, or the aggregate amount of securities tendered in the Tender Offers and accepted for payment is less than the net proceeds of this offering dedicated for that purpose, we will use the remainder of those proceeds to repay or retire other outstanding indebtedness, including additional indebtedness outstanding under the 2015 Term Loan, and for general corporate purposes, including the repayment of additional indebtedness outstanding under the 2015 Term Loan, the completion of wells already drilled or the funding of other capital projects. Until we apply the net proceeds for the purposes described above with respect to the Tender Offers, we may invest them in short-term, liquid investments. The net proceeds from any exercise by the underwriters of their option to purchase additional shares of common stock from us will be used to fund a portion of the Tender Offers or for general corporate purposes as described above. For a more detailed discussion of the Tender Offers and the funding of the additional capital projects read “Summary—Recent Developments—Asset Sales” and “—Capital Expenditures Budget.”

As of June 28, 2016, we had $750.0 million of borrowings outstanding under the 2015 Term Loan. The weighted average interest rate on the total amount outstanding at June 28, 2016 was 2.93%. The 2015 Term Loan has an initial maturity date of November 17, 2018. We used borrowings under the 2015 Term Loan to for general corporate purposes.

As of June 28, 2016, we had $350.0 million in aggregate principal amount of the 3.30% Notes outstanding, $600.0 million in aggregate principal amount of the 7.50% Notes outstanding and $850.0 million in aggregate principal amount of the 4.05% Notes outstanding.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2016:

•	on a consolidated historical basis; and

•	as adjusted to give further effect to (i) the April 1, 2016 repayment of approximately $1.55 billion of borrowings incurred under our revolving credit facility on March 31, 2016 and outstanding as of that date, (ii) this offering and use of proceeds as described under “Use of Proceeds” and (iii) the transactions described above under “Summary—Recent Developments—Credit Facility Amendments,” in each case as if such event occurred on March 31, 2016.

The following table does not give effect to the Tender Offers. See “Summary—Recent Developments—Tender Offers for Senior Notes.”

You should read our historical consolidated financial statements and notes that are incorporated by reference into this prospectus supplement.

	As of March 31, 2016
(Dollars in millions)	Historical	As adjusted(1)
Cash and cash equivalents(2)	$1,597	$1,646

Short-term debt:
7.15% Senior Notes due May 2018	1	1

Total short-term debt	1	1

Long-term debt(3):
Revolving Credit Facility, expires December 2018(4)	1,852	—
Revolving Credit Facility, expires December 2020(5)	—	—
Term Loan Facility due November 2018(6)	748	373
Term Loan Facility due December 2020(7)	—	1,191
7.35% Senior Notes due October 2017	15	15
7.125% Senior Notes due October 2017	25	25
3.3% Senior Notes due January 2018	348	348
7.5% Senior Notes due February 2018	598	598
7.15% Senior Notes due May 2018	26	26
4.05% Senior Notes due January 2020	845	845
4.10% Senior Notes due March 2022	995	995
4.95% Senior Notes due January 2025	993	993
Unamortized discount	(3)	(3)

Total long-term debt	6,442	5,406

Total debt	6,443	5,407

Equity:
Common stock, $0.01 par value; 1,250,000,000 shares authorized; issued 389,673,678 shares as of March 31, 2016 (does not include 3,024,737 shares declared as a stock dividend on March 16, 2016 and issued on April 15, 2016)	4	5
Preferred stock, $0.01 par value, 10,000,000 shares authorized, 6.25% Series B Mandatory Convertible, $1,000 per share liquidation preference, 1,725,000 shares issued and outstanding as of March 31, 2016, conversion in January 2018	—	—
Additional paid-in capital	3,403	4,487
Accumulated deficit	(2,214)	(2,214)
Accumulated other comprehensive loss	(44)	(44)
Common stock in treasury, 31,269 shares as of March 31, 2016	(1)	(1)

Total equity	1,148	2,233

Total capitalization	$7,591	$7,640

(1)	Although we intend to use $750 million of the net proceeds from this offering to fund the Tender Offers, the As Adjusted column does not give effect to the Tender Offers, and instead presents an increase to cash and cash equivalents pending their intended use. See “Use of Proceeds.” This offering is not conditioned on the consummation of the Tender Offers or the tender of any specified amount of the Target Notes in the Tender Offers. There can be no assurance that we will consummate the Tender Offers, which are subject to market conditions and other factors. As of June 28, 2016, the aggregate amount outstanding of the Target Notes was $1.8 billion.
(2)	As of June 28, 2016, we had $1.017 billion of cash and cash equivalents on hand. On April 1, 2016, we repaid approximately $1.55 billion of borrowings that were incurred under the 2013 Credit Agreement on March 31, 2016. Please see “Recent Developments—Credit Facilities Amendments” for a discussion of the 2013 Credit Agreement Amendment.
(3)	Presented net of unamortized issuance costs.
(4)	As of June 28, 2016, we had no borrowings under the 2013 Credit Agreement and $66.0 million of borrowing capacity under such facility.
(5)	As of June 28, 2016, we had no borrowings and approximately $169 million of letters of credit outstanding under the new Revolving Agreement and approximately $574 million of borrowing capacity under such facility. Please see “Recent Developments—Credit Facilities Amendments” for a discussion of the new Revolving Agreement.
(6)	As of June 28, 2016, we had $750.0 million outstanding under the 2015 Term Loan, which is the full amount available for borrowing. Please see “Recent Developments—Credit Facilities Amendments” for a discussion of the amendment to 2015 Term Loan.
(7)	As of June 28, 2016, we had $1.191 billion outstanding under the New Term Loan, which is the full amount available for borrowing. Please see “Recent Developments—Credit Facilities Amendments” for a discussion of the New Term Loan.

DIVIDEND POLICY AND MARKET FOR COMMON STOCK

Dividend Policy

We do not currently pay cash dividends on our capital stock, and we do not anticipate paying cash dividends in the foreseeable future. Holders of our common stock may receive dividends when, as and if declared by our board of directors out of funds lawfully available for the payment of dividends. As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. Section 170 of the Delaware General Corporation Law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Price Range of Our Common Stock

The following table sets forth the high and low sales prices per share of our common stock as reported on the NYSE since January 1, 2014.

	High	Low
Fiscal Year 2016:
Quarter ended June 30, 2016 (through June 29, 2016)	$15.45	$7.55
Quarter ended March 31, 2016	$9.90	$5.30

Fiscal Year 2015:
Quarter ended December 31, 2015	$13.90	$5.00
Quarter ended September 30, 2015	$22.84	$11.84
Quarter ended June 30, 2015	$29.61	$22.40
Quarter ended March 31, 2015	$28.02	$21.46

Fiscal Year 2014:
Quarter ended December 31, 2014	$37.26	$26.75
Quarter ended September 30, 2014	$45.52	$34.82
Quarter ended June 30, 2014	$49.16	$44.01
Quarter ended March 31, 2014	$46.90	$37.25

As of June 23, 2016, there were 3,371 holders of record of our common stock.

U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to those discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes;

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	qualified foreign pension funds; and

•	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND

DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy and Market for Common Stock—Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a United States real property interest (“USRPI”) by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes. Generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in its trade or business.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected gain.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, so long as our common stock is “regularly traded on an established securities market,” a Non-U.S. Holder will be subject to U.S. federal net income tax on a disposition of our common stock only if the Non-U.S. Holder actually or constructively holds or held (at any time during the shorter of the five-year period preceding the date of disposition or the Non-U.S. Holder’s holding period) more than 5% of our common stock. If our common stock is not considered to be regularly traded on an established securities market during the calendar year in which the relevant disposition by a Non-U.S. Holder occurs, such holder (regardless of the percentage of stock owned) generally would be subject to U.S. federal income tax on the gain realized on a disposition of our common stock and generally would be required to file a U.S. federal income tax return, and a 15% withholding tax would apply to the gross proceeds from such sale.

Non-U.S. Holders should also consult their tax advisors (i) with respect to the application of the foregoing rules to their ownership and disposition of our common stock and (ii) regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S.

Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including in some cases when such foreign financial institutions or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each direct and indirect substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as IRS Form W-8BEN-E). If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock, and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING

Credit Suisse Securities (USA) LLC is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC	30,100,000
J.P. Morgan Securities LLC	12,900,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	12,900,000
Citigroup Global Markets Inc.	3,870,000
Mizuho Securities USA Inc.	3,870,000
BMO Capital Markets Corp.	1,548,000
Mitsubishi UFJ Securities (USA), Inc.	1,548,000
SMBC Nikko Securities America, Inc.	1,548,000
RBC Capital Markets, LLC	1,548,000
Wells Fargo Securities, LLC	1,548,000
BBVA Securities Inc.	1,290,000
CIBC World Markets Corp. (US Broker dealer)	1,290,000
Credit Agricole Securities (USA) Inc.	1,290,000
BB&T Capital Markets, a division of BB&T Securities, LLC	1,075,000
BNP Paribas Securities Corp.	1,075,000
BTIG, LLC.	1,075,000
Capital One Securities, Inc.	1,075,000
Citizens Capital Markets, Inc.	1,075,000
PNC Capital Markets LLC	1,075,000
Comerica Securities, Inc.	860,000
Fifth Third Securities, Inc.	860,000
HSBC Securities (USA) Inc.	860,000
KeyBanc Capital Markets Inc.	860,000
SG Americas Securities, LLC	860,000

Total	86,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters may receive from purchasers of the common stock normal brokerage commissions in amounts agreed with such purchasers. The underwriters may offer the common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the common stock offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of common stock for whom they may act as agents or to whom they may sell as principal.

The expenses of the offering are estimated at $745,000 and are payable by us.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 12,900,000 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 60 days after the date of this prospectus without first obtaining the written consent of Credit Suisse Securities (USA) LLC. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	lend or otherwise dispose of or transfer any common stock,

•	request or demand that we file a registration statement related to the common stock, or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. Notwithstanding the above, this lock-up provision will not apply to us with respect to, among other things, (i) the common stock offered hereby, (ii) any shares of our common stock issued by us upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the accompanying prospectus or in this prospectus supplement, (iii) any shares of our common stock issued or options to purchase our common stock granted pursuant to existing employee benefit plans referred to in the accompanying prospectus or in this prospectus supplement, (iv) any shares of our common stock issued upon conversion of our mandatory convertible preferred stock, (v) any shares of our common stock issued and paid as a dividend on our mandatory convertible preferred stock and (vi) any shares of our common stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the accompanying prospectus or in this prospectus supplement. Notwithstanding the above, this lock-up provision will not apply to our directors and officers with respect to, among other things, and subject to certain additional limitations, (i) bona fide gifts, (ii) transfers to any trust for the direct or indirect benefit of our directors and officers or the immediate family of our directors and officers, (iii) distributions to limited partners or stockholders of such person or (iv) transfers to our directors’ and officers’ affiliates or to any investment fund or other entity controlled or managed by our directors and officers.

New York Stock Exchange Listing

The shares are listed on the NYSE under the symbol “SWN.”

Price Stabilization, Short Positions

In connection with this offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters are not greater than the number of shares that it may purchase in its option to purchase additional shares described above. In a naked short position, the number of shares involved is greater than the number of shares in such option. The underwriters may close out any covered short position by either exercising its option to purchase additional shares and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through its option to purchase additional shares. If the underwriters sell more shares than could be covered by its option to purchase additional shares, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. In passive market making, market makers in the common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchases of our common stock until the time, if any, at which a stabilizing bid is made.

•	These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area, no offer of ordinary shares which are the subject of the offering has been, or will be made to the public in that Member State other than under the following exemptions under the Prospectus Directive:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representative for any such offer; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of ordinary shares referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of ordinary shares is made or who receives any communication in respect of an offer of ordinary shares, or who initially acquires any ordinary shares will be deemed to have represented, warranted, acknowledged and agreed to and with each Representative and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any ordinary shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the ordinary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the Representatives has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of any persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the Representative and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the Representatives have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the Representatives to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of ordinary shares to the public” in relation to any ordinary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, as the same may be varied in the that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

The validity of the issuance of the common stock covered by this prospectus supplement will be passed upon for us by Latham & Watkins LLP, Houston, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriters by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Certain information with respect to the oil and gas reserves associated with our oil and gas prospects is derived from the reports of Netherland, Sewell & Associates, Inc., an independent petroleum consulting firm, and has been included in this prospectus supplement, and incorporated by reference herein, upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports.

PROSPECTUS

Southwestern Energy Company

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the New York Stock Exchange under the symbol “SWN.” On November 12, 2015, the last reported sale price of our common stock on the New York Stock Exchange was $10.30 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 17, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Southwestern,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Southwestern Energy Company and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that web site is http://www.sec.gov.

Our web site address is www.swn.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 26, 2015.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, filed with the SEC on April 23, 2015, July 27, 2015 and October 22, 2015, respectively.

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2015.

•	Our Current Reports on Form 8-K and Amended Current Reports on Form 8-K/A filed with the SEC on January 7, 2015, January 21, 2015, January 23, 2015, April 15, 2015, May 21, 2015, August 25, 2015 and November 13, 2015.

•	The description of our Common Stock contained in our Registration Statement on Form 8-A, dated October 23, 1981, as amended by Amendment No. 1 filed with our Current Report on Form 8-K dated July 8, 1993 and Amendment No. 2 filed with our Current Report on Form 8-K/A dated August 3, 2006.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Southwestern Energy Company

10000 Energy Drive

Spring, Texas 77389-4954

Attn. Investor Relations

(832) 796-1000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

Southwestern is an independent energy company engaged in natural gas and oil exploration, development and production, or E&P. We are also focused on creating and capturing additional value through our natural gas gathering and marketing businesses, which we refer to as Midstream Services. We operate principally in two segments: E&P and Midstream Services.

Our primary business is the exploration for and production of natural gas and oil, with our current operations principally focused within the United States on development of unconventional reservoirs located in Arkansas, Pennsylvania and West Virginia. Our operations in Arkansas are primarily focused on an unconventional natural gas reservoir known as the Fayetteville Shale, and our operations in northeast Pennsylvania are focused on an unconventional natural gas reservoir known as the Marcellus Shale. We also have a significant stake in properties located in West Virginia and adjacent areas in southwest Pennsylvania. These operations, primarily in West Virginia, are focused on the Marcellus, the Utica and the Upper Devonian unconventional natural gas and oil reservoirs. To a lesser extent, we have exploration and production activities ongoing in Colorado, Louisiana and elsewhere in the United States. We also actively seek to find and develop new natural gas and oil plays with significant exploration and exploitation potential, which we refer to as “New Ventures,” and to obtain additional reserves through acquisitions. We also operate drilling rigs in Arkansas, Pennsylvania and West Virginia, and provide oilfield products and services, principally serving our exploration and production operations. Our natural gas gathering and marketing activities primarily support our E&P activities in Arkansas, Pennsylvania, Louisiana, and West Virginia.

We filed our certificate of incorporation with the Secretary of State of Delaware on February 24, 2006.

Our principal executive offices are located at 1000 Energy Drive, Spring, Texas 77389-4954 and our telephone number is (832) 796-1000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Investors are cautioned that certain statements contained in this prospectus are “forward-looking” statements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible actions taken by us or our subsidiaries, are also forward-looking statements. These forward-looking statements involve external risks and uncertainties, including, but not limited to, those described under the heading “Risk Factors” and in the documents incorporated by reference herein.

Forward-looking statements are based on current expectations and projections about future events and are inherently subject to a variety of risks and uncertainties, many of which are beyond the control of our management team. All forward-looking statements in this prospectus and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements in this paragraph. These risks and uncertainties include, among others:

•	the timing and extent of changes in market conditions and prices for natural gas and oil (including regional basis differentials);

•	our ability to fund our planned capital investments;

•	our ability to transport our production to the most favorable markets or at all;

•	the timing and extent of our success in discovering, developing, producing and estimating reserves;

•	the economic viability of, and our success in drilling, our large acreage positions in the Fayetteville Shale, Northeast Appalachia and Southwest Appalachia overall as well as relative to other productive shale gas plays;

•	our ability to realize the expected benefits from recent acquisitions;

•	the impact of title and environmental defects and other matters on the value of the properties acquired in our recent acquisitions and any other future acquisitions;

•	difficulties in integrating our operations as a result of any significant acquisitions;

•	the impact of government regulation, including the ability to obtain and maintain permits, any increase in severance or similar taxes, and legislation relating to hydraulic fracturing, climate and over-the-counter derivatives;

•	the costs and availability of oilfield personnel, services and drilling supplies, raw materials and equipment, including pressure pumping equipment and crews;

•	our ability to determine the most effective and economic fracture stimulation;

•	our future property acquisition or divestiture activities;

•	the impact of the adverse outcome of any material litigation against us;

•	the effects of weather;

•	increased competition and regulation;

•	the financial impact of accounting regulations and critical accounting policies;

•	the comparative cost of alternative fuels;

•	the different risks and uncertainties associated with proposed activities in Canada;

•	conditions in capital markets, changes in interest rates and the ability of our lenders to provide us with funds as agreed;

•	credit risk relating to the risk of loss as a result of non-performance by our counterparties; and

•	any other factors listed in the reports we have filed and may file with the SEC.

Developments in any of these areas could cause our actual results to differ materially from those anticipated or projected. You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the section titled “Risk Factors” in this prospectus and the risk factors described in any applicable prospectus supplement, together with those in our latest Annual Report on Form 10-K, and any updates to those risk factors included in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions or otherwise.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table sets forth the historical ratios of earnings to fixed charges and preferred share dividends for Southwestern and its consolidated subsidiaries for the periods indicated.

	Year Ended December 31,					Nine Months Ended September 30,
	2010	2011	2012	2013	2014	2015
Ratio of earnings (loss) to fixed charges (1)	10.08	9.40	—	8.28	10.00	—
Ratio of earnings (loss) to combined fixed charges and preferred share dividends (2)	10.08	9.40	—	8.28	10.00	—

(1)	During the nine months ended September 30, 2015 and the year-ended December 31, 2012, the Company recorded a non-cash full cost ceiling impairment of $4,373.7 and $1,939.7 million, respectively. Excluding the impairment, the ratio of earnings to fixed charges would be 2.27 and 6.05 for the nine months ended September 30, 2015 and the year-ended December 31, 2012, respectively.
(2)	During the nine months ended September 30, 2015, the Company recorded a non-cash full cost ceiling impairment of $4,373.7 million. Excluding the impairment, the ratio of earnings to fixed charges and preferred share dividends would be 1.39 for the nine months ended September 30, 2015. We had no outstanding shares of preferred stock with required dividend payments for years ended December 31, 2010, 2011, 2012, 2013, and 2014. Therefore, the ratios of earnings to combined fixed charges and preferred share dividends are identical to the ratios of earnings to fixed charges for each such period.

For the purpose of this calculation, “earnings” consists of (loss) income from continuing operations before income taxes, income on equity method investments, fixed charges (excluding interest capitalized and amortization of interest capitalized). “Fixed charges” consists of interest expensed and capitalized, amortization of debt discount and related issuance costs and the component of rental expense believed by management to be representative of the interest factor thereon.

Due to the non-cash full cost-ceiling impairments, our earnings were insufficient to cover our fixed charges for the nine months ended September 30, 2015 and the year ended December 31, 2012 by approximately $4,247 million and $1,197 million, respectively.

DESCRIPTION OF CAPITAL STOCK

Common Stock

As of the date of this prospectus, we are authorized to issue up to 1,250,000,000 shares of common stock, par value $0.01 per share.

We may issue additional shares of our common stock at times and under circumstances so as to have a dilutive effect on our earnings per share, our net tangible book value per share and on the equity ownership of the holders of our common stock. If we issue shares of our common stock, the prospectus supplement relating to an offering will set forth the information regarding any dilutive effect of that offering.

The following description is a summary of the material provisions of our common stock but does not purport to be complete and is subject to, and qualified in its entirety by reference to, our certificate of incorporation and our bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should refer to our certificate of incorporation and bylaws for additional information.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “SWN.” Any additional common stock that we issue will also be listed on the New York Stock Exchange, unless otherwise indicated in a prospectus supplement.

Dividends

We do not currently pay cash dividends on our common stock and we do not anticipate paying cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operation, capital requirements and other factors that our board of directors deems to be relevant.

Fully Paid

All of our outstanding shares of common stock are fully paid and non-assessable. Any additional shares of common stock will also be fully paid and non-assessable when issued.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders, including the election of directors.

Other Provisions

We will notify holders of our common stock of any stockholders’ meetings in accordance with applicable law. If we liquidate, dissolve or wind-up, whether voluntarily or not, our common stockholders will share equally in the assets remaining after we pay our creditors. Our board of directors may make rules and regulations concerning the transfer of shares of our common stock from time to time, in accordance with our bylaws. Holders of our common stock will have no conversion, sinking fund or redemption rights.

Transfer Agent

The transfer agent and registrar of our common stock is Computershare Trust Company N.A.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. Our board of directors may designate the number of shares constituting any series and the rights, preferences, privileges and restrictions of such preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and sinking fund terms, but no shares of any series of preferred stock may be issued without the approval of shareholders if (i) the voting rights of the shares of such series would be materially disproportionate to the voting rights of the shares of common stock or (ii) the shares of such series would be convertible into a materially disproportionate number of shares of common stock, in each case taking into account the issue price of the shares of such series and the fair market value of the shares of common stock at the time of such issuance. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that holders of common stock will receive dividend payments and payments upon liquidation.

Undesignated Preferred Stock

This summary of the undesignated preferred stock discusses terms and conditions that may apply to preferred stock offered under this prospectus. The applicable prospectus supplement will describe the particular terms of each series of preferred stock actually offered. If indicated in the prospectus supplement, the terms of any series may differ from the terms described below.

The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of any preferred stock being offered by this prospectus. It does not restate the terms and provisions in their entirety. We urge you to read our charter and the applicable certificate of designation (each, as filed with the SEC) because they, and not this description, define the rights of any holders of preferred stock. We have filed our charter as an exhibit to the registration statement which includes this prospectus. We will incorporate by reference as an exhibit to the registration statement the form of any certificate of designation before the issuance of any series of preferred stock.

The prospectus supplement for any preferred stock that we actually offer pursuant to this prospectus may include some or all of the following terms:

•	the designation of the series of preferred stock;

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate or rates of the shares, the method or methods of calculating the dividend rate or rates, the dates on which dividends, if declared, will be payable, and whether or not the dividends are to be cumulative and, if cumulative, the date or dates from which dividends will be cumulative;

•	the amounts payable on shares of the preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

•	the redemption rights and price or prices, if any, for the shares of preferred stock;

•	any terms, and the amount, of any sinking fund or analogous fund providing for the purchase or redemption of the shares of preferred stock;

•	any restrictions on our ability to make payments on any of our capital stock if dividend or other payments are not made on the preferred stock;

•	any voting rights granted to the holders of the shares of preferred stock in addition to those required by Delaware law or our certificate of incorporation;

•	whether the shares of preferred stock will be convertible or exchangeable into shares of our common stock or any other security, and, if convertible or exchangeable, the conversion or exchange price or prices, and any adjustment or other terms and conditions upon which the conversion or exchange shall be made;

•	any other rights, preferences, restrictions, limitations or conditions relative to the shares of preferred stock permitted by Delaware law or our certificate of incorporation;

•	any listing of the preferred stock on any securities exchange; and

•	the U.S. federal income tax considerations applicable to the preferred stock.

Subject to our certificate of incorporation and to any limitations imposed by any then-outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions as the board of directors determines, and without further action of the stockholders, including holders of our then outstanding preferred stock, if any.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

The following provisions of our certificate of incorporation and bylaws and the following provisions of Delaware law may have the effect of delaying, deterring or preventing a change of control of us.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws include provisions:

•	authorizing blank check preferred stock, which we could issue with voting, liquidation, dividend and other rights superior to our common stock;

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	requiring advance notice of proposals by our stockholders for business to be conducted at stockholder meetings and for nominations of candidates for election to our board of directors; and

•	controlling the procedures for the conduct of our board and stockholder meetings and the election, appointment and removal of our directors.

The Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Section 203 defines a “business combination” as a merger, asset sale or other transaction resulting in a financial benefit to an interested stockholder. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless:

•	our board of directors approved either the business combination or the transaction that resulted in the stockholders becoming an interested stockholder prior to the date the person attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

This provision has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With approval of our stockholders, we could amend our certificate of incorporation in the future to elect not to be governed by this provision. This election would be effective 12 months after the adoption of the amendment and would not apply to any business combination between us and any person who became an interested stockholder on or before the adoption of the amendment.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The debt securities that we may offer under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors, in an officer’s certificate or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series (except for the issue date, the offering price and certain other terms that may be specified in any prospectus supplement relating to such issuance), and will be consolidated with, and form a single series with, such outstanding debt securities.

The debt securities issued by us will be unsecured obligations and will rank equally with all of our other unsecured senior indebtedness.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	the title of the series;

•	the purchase price, denomination and any limit upon the aggregate principal amount of the series;

•	the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•	the rate or rates at which the securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest;

•	the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the record date, if any;

•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series shall be payable;

•	the place or places where the securities may be exchanged or transferred;

•	the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•	our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which securities of the series are issuable;

•	if the payments of principal of, or interest or premium, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which such securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

•	if the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

•	if, other than the principal amount thereof, any portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which such portion shall be determined;

•	any modifications of or additions to the events of default or our covenants with respect to securities of the series;

•	under what circumstances, if any, we will pay additional amounts on the securities of the series to persons who are not U.S. persons in respect of taxes or similar charges withheld or deducted and, if so, whether we will have the option to redeem the securities rather than pay those additional amounts (and the term of any such option);

•	whether the securities of the series will be subject to legal defeasance or covenant defeasance;

•	if other than the trustee, the identity of the registrar and any paying agent;

•	if the securities of the series shall be issued in whole or in part in global form, (i) the depositary for such global securities, (ii) the form of any legend which shall be borne by such global security, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange such interests for certificated securities of such series and of like tenor of any authorized form and denomination, and (iv) the circumstances under which any such exchange may occur; and

•	any other terms of the series.

Change of Control Event

Unless specified to the contrary in the prospectus supplement with respect to any series of debt securities, if a change of control event occurs, each holder will have the right, pursuant to the terms set forth in the indenture, to require us to repurchase all or any part (in an amount equal to at least the minimum denomination of such series of Securities as specified in the terms thereof or an integral multiple as specified in excess thereof) of such holder’s debt securities at a purchase price in cash equal to 101% of the principal amount of such debt securities plus accrued and unpaid interest, if any, and premium or liquidated damages, if any, up to but excluding the date of purchase (subject to the right of holders of record on any relevant record date to receive interest due on the related relevant interest payment date).

Within 30 days following a change of control event, if we have not (prior to the change of control event) sent a redemption notice for all such securities in connection with any optional redemption that may be permitted pursuant to the terms of each outstanding series of debt securities, we will mail a notice (the “change of control offer”) to each holder of such debt securities to which this provision applies, with a copy to the trustee, stating among other matters:

(1)	that a change of control event has occurred and that such holder has the right to require us to purchase such holder’s debt securities at a purchase price in cash equal to 101% of the principal amount of such debt securities plus accrued and unpaid interest, if any, and premium or liquidated damages, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the “change of control payment”);

(2)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “change of control payment date”);

(3)	that any debt securities not properly tendered will remain outstanding and continue to accrue interest;

(4)	that unless we default in the payment of the change of control payment, all debt securities accepted for payment pursuant to the change of control offer will cease to accrue interest on the change of control payment date;

(5)	that holders electing to have any debt securities purchased pursuant to a change of control offer will be required to surrender such debt securities (in accordance with the applicable rules and procedures of the relevant security settlement and clearance organization, if any, if in global form), with appropriate documentation, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the business day preceding the change of control payment date;

(6)	that holders will be entitled to withdraw their tendered debt securities and their election to require us to purchase such debt securities, provided that the paying agent receives, not later than the close of business on the business day preceding the change of control payment date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder of the debt securities, the principal amount of debt securities tendered for purchase, and a statement that such holder is withdrawing its tendered debt securities and its election to have such debt securities purchased pursuant to the change of control offer;

(7)	that if we are repurchasing less than all of the debt securities surrendered, the holders of the remaining debt securities will be issued new debt securities, and such new debt securities will be equal in principal amount to the unpurchased portion of the debt securities surrendered, provided that the unpurchased portion of the debt securities must be equal to at least the minimum denomination of such series of debt securities as specified in the relevant prospectus supplement, and in integral multiples of any specified minimum denomination in excess thereof; and

(8)	the procedures determined by us, consistent with the indenture, that a holder must follow in order to have its debt securities repurchased.

On the change of control payment date, we will, to the extent lawful:

(1)	accept for payment all debt securities or portions of debt securities (of at least the minimum denomination of such series of debt securities as specified in the relevant prospectus supplement, and in integral multiples of any specified minimum denomination in excess thereof) properly tendered pursuant to the change of control offer;

(2)	deposit with the paying agent an amount equal to the change of control payment in respect of all debt securities or portions of debt securities properly tendered and not properly withdrawn; and

(3)	deliver or cause to be delivered to the trustee the debt securities so accepted together with an officer’s certificate stating the aggregate principal amount of debt securities or portions of such debt securities being purchased by us.

The paying agent will promptly mail to each holder of the debt securities of a particular series properly tendered and not properly withdrawn the change of control payment for such debt securities, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder new debt securities equal in principal amount to any unpurchased portion of the debt securities surrendered, if any; provided that each such new debt security will be in a principal amount of at least the minimum denomination of such series of debt securities as specified in the relevant prospectus supplement, and in integral multiples of any specified minimum denomination in excess thereof.

If the change of control payment date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, and additional interest, if any, will be paid to the person in whose name debt securities are registered at the close of business on such record date, and no further interest will be payable to holders who tender pursuant to the change of control offer.

Unless specified to the contrary in the prospectus supplement with respect to any series of debt securities, the provisions described above will be applicable to any change of control event whether or not any other provisions of the indenture are applicable. Except as described above with respect to a change of control event or as otherwise specified in the prospectus supplement with respect to any series of debt securities, the indenture does not contain provisions that permit the holders to require us to repurchase or redeem our debt securities in the event of a takeover, recapitalization or similar transaction. In addition, we will not be required to make a change of control offer with respect to any series of debt securities upon a change of control event if a third party makes the change of control offer with respect to such series of debt securities in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a change of control offer made by us and purchases all debt securities to which such offer applies that are validly tendered and not withdrawn under such change of control offer.

We will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with any required repurchase of debt securities as a result of a change of control event. To the extent that the provisions of any securities laws or regulations conflict with provisions of the indenture, or compliance with the change of control event provisions of the indenture would constitute a violation of any such laws or regulations, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations described in the indenture by virtue of our compliance with such securities laws or regulations.

Our ability to repurchase debt securities pursuant to a change of control offer may be limited by a number of factors. The occurrence of certain of the events that constitute a change of control would constitute a default under our senior credit facility. In addition, certain events that may constitute a change of control under our senior credit facility and cause a default under that agreement will not constitute a change of control or a change of control event under the indenture. Our future indebtedness or that of our subsidiaries may also contain prohibitions of certain events that would constitute a change of control or require such indebtedness to be repurchased upon a change of control or a change of control event. Moreover, the exercise by the holders of their right to require us to repurchase debt securities following a change of control in connection with a change in control event could cause a default under such indebtedness, even if the change of control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders upon a repurchase may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. Even if sufficient funds were otherwise available, the terms of our senior credit facility and other and/or future indebtedness may, prohibit our prepayment or repurchase of debt securities before their scheduled maturity. Consequently, if we are not able to prepay any such other indebtedness containing similar restrictions or obtain requisite consents, we will be unable to fulfill any repurchase obligations we may have if holders of debt securities exercise their repurchase rights following a change of control, which would result in a default under the indenture. A default under the indenture may result in a cross-default under our senior credit facility. The provisions described above may deter certain mergers, tender offers and other takeover attempts involving us.

We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control or a change of control event under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional indebtedness are contained in the covenants described under “Covenants—Limitation on Liens” and “Covenants—Limitation on Sale and Leaseback Transactions.” Such restrictions in the indenture can be waived only with the consent of the holders of a majority in principal amount of the debt securities of a particular series then outstanding with respect to such series of debt securities. Except for the limitations contained in such covenants, however, the indenture will not contain any covenants or provisions that may afford holders of the debt securities protection in the event of a highly leveraged transaction.

The definition of “change of control” includes a disposition of all or substantially all of the assets of Southwestern Energy Company (determined on a consolidated basis). Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a person. As a result, it may be unclear as to whether a change of control has occurred and whether a holder of debt securities may require us to make an offer to repurchase such debt securities as described above.

The provisions under the indenture relative to our obligation to make an offer to repurchase debt securities as a result of a change of control event may be waived or modified or terminated with respect to each series of debt securities with the written consent of the holders of a majority in principal amount of the debt securities of such series then outstanding (including consents obtained in connection with a tender offer or exchange offer for such debt securities ) prior to the occurrence of such change of control event.

Under the indenture:

•	“capital stock” means, as to any person, any and all shares, units of beneficial interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, but excluding any debt securities or other indebtedness convertible into such equity.

•	“change of control” means the occurrence of any of the following:

(1)

any “person,” as such term is used in Section 13(d)(3) of the Exchange Act, becoming the beneficial owner, directly or indirectly, of more than 50% of the voting power of the voting stock of Southwestern Energy Company; provided that a transaction in which Southwestern Energy Company becomes a subsidiary of another person shall not constitute a change of control if, immediately following such transaction, (a) the persons who were stockholders of Southwestern Energy Company immediately prior to such transaction continue to beneficially own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding voting stock of such other person of whom Southwestern Energy Company has become a subsidiary and (b) no person other than such other person of whom Southwestern Energy Company has become a subsidiary beneficially owns, directly or indirectly, more than 50% of the voting power of the voting stock of Southwestern Energy Company;

(2)	the merger or consolidation of Southwestern Energy Company with or into another person or the merger of another person with or into Southwestern Energy Company, or the sale, lease or other disposition of all or substantially all the assets of Southwestern Energy Company (determined on a consolidated basis) to another person, other than (i) (A) a transaction following which in the case of a merger or consolidation transaction, holders of securities that represented 100% of the voting stock of Southwestern Energy Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the voting stock of the surviving person (or any parent thereof) in such merger or consolidation transaction immediately after such transaction or (B) a transaction that would be permitted under the proviso to clause (1) of this definition of “change of control” or (ii) in the case of a sale, lease or other disposition of all or substantially all assets transaction, a transaction in which each transferee becomes an obligor in respect of the debt securities of the relevant series and a subsidiary of the transferor of such assets; or

(3)	the adoption of a plan relating to the liquidation or dissolution of Southwestern Energy Company.

•	“change of control event” means the occurrence of either of the following: (1) if the debt securities of a particular series do not have an investment grade rating from both of the rating agencies on the first day of the trigger period, such debt securities of such series are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating thereof on the first day of the trigger period by both of the rating agencies on any date during the trigger period, or (2) if the debt securities of a particular series have an investment grade rating from both of the rating agencies on the first day of the trigger period, such debt securities cease to have an investment grade rating from both of the ratings agencies on any date during the trigger period; provided, however, that for so long as any of our existing senior notes are outstanding, if we are required to offer to purchase any such existing senior notes as a result of the occurrence of a change of control (as defined in such existing senior notes), then the occurrence of such change of control shall constitute a change of control event. For purposes of the foregoing, “existing senior notes” means shall mean (i) such series of such senior notes may be specified in the prospectus supplement relating to such debt securities or (ii) if no such series as specified in such prospectus supplement as described in clause (i), each series of senior notes issued by Southwestern Energy Company that is outstanding on the original issue date of the relevant series of debt securities (excluding any issuance of additional securities of such series).

•	If a rating agency is not providing a rating for the debt securities of a particular series at the commencement of the trigger period, a change of control event shall be deemed to have occurred with respect to such rating agency as a result of the related change of control. Notwithstanding the foregoing, no change of control event will be deemed to have occurred in connection with any particular change of control unless and until such change of control has actually occurred.

•	“investment grade rating” means a rating by any rating agency equal to or greater than (i) BBB- by S&P, (ii) Baa3 by Moody’s, (iii) the equivalent thereof under any new ratings system if the ratings system of either such agency shall be modified after the date hereof, or (iv) the equivalent rating or any other Ratings Agency selected by Southwestern Energy Company as provided by the definition of Ratings Agency.

•	“Moody’s” means Moody’s Investors Services, Inc. or any successor to the rating agency business thereof.

•	“Ratings Agency” means any of (1) Moody’s, (2) S&P, or (3) if S&P or Moody’s ceases to rate the debt securities of a particular series or ceases to make a rating on debt securities of a particular series publicly available, an entity registered as a “nationally recognized statistical rating organization” (registered as such pursuant to Rule 17g-1 of the Exchange Act) then making a rating on such debt securities publicly available selected by Southwestern Energy Company (as certified by an officer’s certificate), which shall be substituted for S&P or Moody’s, as the case may be.

•	“S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

•	“trigger period” means the period commencing on the day of the first public announcement by us of any change of control (or pending change of control) and ending 60 days following consummation of such change of control (which trigger period will be extended following consummation of a change of control for so long as either of the rating agencies has publicly announced that it is considering a possible ratings downgrade related to such change of control).

•	“voting stock” of a person means all classes of capital stock of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Covenants

Except as described below or in the prospectus supplement with respect to any series of debt securities, we are not restricted by the indenture from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the indenture does not contain any covenants or other provisions that would limit our right to incur additional indebtedness. The indenture does not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events that may adversely affect the creditworthiness of the debt securities, for example, a highly leveraged transaction.

Unless otherwise indicated in the prospectus supplement, covenants contained in the indenture, which are summarized below, will apply to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Limitation on Liens. We will not, and will not permit any of our subsidiaries to, incur, assume or guarantee any indebtedness for borrowed money secured by a lien on any (a) productive property, (b) any principal transmission facility or (c) any shares of stock of any subsidiary (collectively, (a), (b) and (c), “principal property”), if the sum, without duplication, of:

•	the aggregate principal amount of all secured debt (other than secured debt referred to in clauses (i)—(viii) below); and

•	all attributable debt in respect of sale and leaseback transactions involving any principal property (other than sale and leaseback provisions permitted pursuant to the second paragraph of the covenant “—Limitation on Sale and Leaseback Transactions” below), exceeds 15% of our consolidated assets, unless we provide that the debt securities will be secured equally and ratably with (or, at our option, prior to) such secured debt.

The provisions described in the foregoing paragraph do not apply to liens incurred, assumed or guaranteed that do not arise from indebtedness for borrowed money and, without limiting the foregoing, also do not apply to liens on principal property:

(i)	with respect to any series of debt securities, any lien (A) existing as of the date of the issue date of such series of debt securities (excluding any subsequent issuance of additional securities of such series) or (B) relating to a contract or arrangement that was entered into by us or any of our subsidiaries prior to the issue date of such series of debt securities (excluding any subsequent issuance of additional securities of such series);

(ii)	upon any principal property (including any related contract rights) existing at the time of acquisition thereof by us or any of our subsidiaries (whether such acquisition is direct or by acquisition of stock, assets or otherwise, provided any such lien is not incurred in contemplation of such acquisition);

(iii)	securing indebtedness under credit facilities of any subsidiary that is not a guarantor of debt securities, provided that the aggregate principal amount of any indebtedness under such credit facilities shall not exceed $250.0 million at any time outstanding;

(iv)	upon or with respect to any property (including any related contract rights) acquired, constructed, refurbished or improved by us or any of our subsidiaries (including, but not limited to, liens to secure all or any part of the cost of construction, alteration or repair of any building, equipment, facility or other improvement on, all or any part of such property, including any pipeline financing) after the issue date of such series of debt securities (excluding any subsequent issuance of additional securities of such series) which are created, incurred or assumed contemporaneously with, or within 360 days after, the latest to occur of the acquisition (whether by acquisition of stock, assets or otherwise), completion of construction, refurbishment or improvement, or the commencement of commercial operation, of such property (or, in the case of liens on contract rights, the completion of construction or the commencement of commercial operation of the facility to which such contract rights relate, regardless of the date when the contract was entered into) to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction, refurbishment or improvement; provided, however, that in the case of any such construction, refurbishment or improvement, the lien shall relate only to indebtedness reasonably incurred to finance such construction, refurbishment or improvement;

(v)	securing indebtedness owing by any of our subsidiaries to us or to other subsidiaries;

(vi)	arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing indebtedness;

(vii)	for the sole purpose of extending, renewing or replacing (or successive extensions, renewals or replacements), in whole or in part, any lien referred to in the foregoing subsections (i), (ii), (iv) or (vi) above or this subsection (vii), or of any indebtedness secured thereby; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the property subject to the lien so extended, renewed or replaced (plus refurbishment of or improvements on or to such property); and

(viii)	any ordinary course lien arising, but only so long as continuing, in the ordinary course of our business or the business of our subsidiaries.

In all of the cases set forth above, notwithstanding any stated limitation on the assets that may be subject to such lien, a lien on a specified asset or group or type of assets may include liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including, without limitation, dividends, distributions and increases in respect thereof).

Under the indenture:

•	“attributable debt” means, in respect of a sale and leaseback transaction, as at the time of determination, the present value (discounted from the respective due dates thereof to such date at the rate per annum equal to the interest rate implicit in such lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended); provided, however, that if such sale and leaseback transaction results in a capital lease obligation, the amount of indebtedness represented thereby will be determined in accordance with the definition of “capital lease obligation.”

•	“capital lease obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

•	“consolidated assets” means, with respect to us as at any date, our total assets as they appear on our most recently prepared consolidated balance sheet as of the end of a fiscal quarter.

•	“credit facilities” means one or more debt facilities (including, without limitation, our senior credit facility), in each case with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables) or letters of credit, in each case, as amended, extended, restated, renewed, refunded, replaced or refinanced (in each case with credit facilities), supplemented or otherwise modified (in whole or in part and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

•	“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, consistently applied.

•	“ordinary course lien” means any:

i)	lien incurred in the ordinary course of business to secure the obtaining of advances or the payment of the deferred purchase price of property;

ii)	lien created by any interest or title of a lessor under any lease entered into by us or any subsidiary in the ordinary course of business and covering only the assets so leased;

iii)	lien that is a contractual right of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of indebtedness, (b) relating to pooled deposits or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (c) relating to purchase orders and other agreements entered in the ordinary course of business;

iv)	oil, gas or mineral leases arising in the ordinary course of business where the liens arise from the rights of lessors;

v)	customary initial deposits and margin deposits and similar liens attaching to commodity trading accounts or other brokerage accounts that are not for speculative purposes and arise in the ordinary course of business, including swap agreements, but only to the extent the liens encumber cash, cash equivalents, securities, certificates of deposits or similar investments or accounts only containing such items;

vi)	lien arising from the sale or other transfer in the ordinary course of business of (A) crude oil, natural gas, other petroleum hydrocarbons or other minerals in place for a period of time until, or in an amount such that, the purchaser or other transferee will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals, or (B) any other interest in property of the character commonly referred to as a “production payment,” “overriding royalty,” “forward sale” or similar interest;

vii)	lien in favor of the United States of America, any State, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing, refurbishing, developing or improving any property subject thereto, including without limitation, liens to secure indebtedness of pollution control or industrial revenue bond type; and

viii)	lien arising from any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any property of us or any subsidiary upon payment of reasonable compensation therefor or to terminate any franchise.

•	“principal transmission facility” means any transportation or distribution facility, including pipelines, of us or any subsidiary of ours located in the United States of America other than (i) any such facility which in the opinion of our Board of Directors is not of material importance to the business conducted by us and our subsidiaries, taken as a whole, or (ii) any such facility in which interests are held by us or by one or more of our subsidiaries or by us and one or more of our subsidiaries and by others and the aggregate interest held by us and all of our subsidiaries does not exceed 50%.

•	“productive property” means any property interest owned by us or any subsidiary of ours in land (including submerged land and rights in and to oil, gas and mineral leases) located in the United States of America classified by us or such subsidiary, as the case may be, as productive of crude oil, natural gas or other petroleum hydrocarbons in paying quantities; provided that such term shall not include any exploration or production facilities on said land, including any drilling or producing platform.

•	“sale and leaseback transaction” means any direct or indirect arrangement with any person or to which any such person is a party, providing for the leasing to us or our subsidiary of any property, whether owned at the date of the indenture or thereafter acquired, which has been or is to be sold or transferred by us or such subsidiary to such person or to any other person to whom funds have been or are to be advanced by such person on the security of such property, in each case provided that the completion of construction or the commencement of commercial operation of the property subject to such transaction shall have occurred more than 180 days prior thereto.

•	“secured debt” means any indebtedness for borrowed money incurred, assumed or guaranteed by us or one of our subsidiaries that is secured by a lien.

•	“swap agreement” means (a) any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any master agreement; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of us or any of our subsidiaries shall be a “swap agreement.”

Limitation on Sale and Leaseback Transactions. Neither we nor any of our subsidiaries may enter into, assume, guarantee or otherwise become liable with respect to any sale and leaseback transaction involving any principal property, unless after giving effect thereto the sum, without duplication, of

•	the aggregate principal amount of all secured debt (other than secured debt permitted by clauses (i)—(viii) in the second paragraph of the covenant “—Limitation on Liens” above); and

•	all attributable debt in respect of sale and leaseback transactions (other than those referred to in the following paragraph)

does not exceed 15% of our consolidated assets.

This restriction shall not apply to any sale and leaseback transaction if, within 180 days from the effective date of such sale and leaseback transaction, we apply or our subsidiary applies an amount not less than the greater of:

•	the net proceeds of the sale of the property leased pursuant to such arrangement; or

•	the fair value of the property;

to retire its funded debt, including, for this purpose, any currently maturing portion of such funded debt, or to purchase other property having a fair value at least equal to the fair value of the property leased in such sale and leaseback transaction. This restriction also does not apply to any sale and leaseback transaction (A) between us and any of our subsidiaries or between any of our subsidiaries or (B) for which, at the time the transaction is entered into, the term of the related lease to us or our subsidiary of the property sold pursuant to such transaction is three years or less.

“Funded debt” means all indebtedness for borrowed money owed or guaranteed by us or any of our subsidiaries and any other indebtedness which, under GAAP, would appear as indebtedness on our most recent consolidated balance sheet, which matures by its terms more than 12 months from the date of such consolidated balance sheet or which matures by its terms in less than 12 months but by its terms is renewable or extendible beyond 12 months from the date of such consolidated balance sheet at the option of the borrower.

Consolidation, Merger and Sale of Assets. The indenture provides that we may not consolidate with or merge into any other person or sell, convey or transfer all or substantially all of our assets (determined on a consolidated basis) to any person, unless:

•	either (i) in the case of a consolidation or merger, the Company is the continuing or surviving person or (ii) the person formed by such consolidation or into which we are merged or the person which acquires our assets is organized in the United States of America (including any state or the District of Columbia) and expressly assumes by supplemental indenture the due and punctual payment of the principal of and interest on the debt securities and the performance of every covenant of the indenture on our part;

•	immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that such consolidation, merger, sale, conveyance or transfer and a supplemental indenture, if applicable, comply with the indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon such consolidation, merger, sale, conveyance or transfer, the successor corporation formed by such consolidation or into which we are merged or to which such sale, conveyance or transfer is made will succeed to, and be substituted for, us under the indenture, and the predecessor corporation shall be released from all obligations and covenants under the indenture and the debt securities.

Events of Default, Notice and Waiver

The indenture provides that if an event of default shall have occurred and be continuing and is known to the trustee with respect to any series of debt securities, then either the trustee or the holders of not less than 25% in outstanding principal amount of the debt securities of that series may declare to be due and payable immediately the outstanding principal amount of the debt securities of the affected series, together with interest, if any, accrued thereon; provided, however, that if the event of default is any of certain events of bankruptcy, insolvency or reorganization, all the debt securities, together with interest, if any, accrued thereon, will become immediately due and payable without further action or notice on the part of the trustee or the holders.

Under the indenture, an event of default with respect to the debt securities of any series is any one of the following events:

(1)	default for 30 days or more in payment of any interest on any debt security of that series or any coupon appertaining thereto or any additional amount payable with respect to debt securities of such series as specified in the applicable prospectus supplement when due;

(2)	default in payment of principal of, or premium, if any, on any debt security of that series when and as due at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any debt securities of that series when and as due;

(3)	default for 90 days or more after written notice to us by the trustee for such series or by the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding, in any material respect in the performance of any other agreement in the debt securities of that series or in the indenture (or in any supplemental indenture or board resolution referred to therein) under which the debt securities of that series have been issued;

(4)	the failure to pay the principal of or interest on indebtedness for borrowed money of us or any significant subsidiary (within the meaning of Regulation S-X under the Securities Act) within any applicable grace period after payment is due or the principal thereof is accelerated by holders thereof because of a default and the total principal amount of such indebtedness in either case exceeds $100.0 million and such acceleration is not rescinded or annulled within 30 days or such indebtedness is not repaid in full within 30 days; provided that such event of default will be cured or waived, without further action upon the part of either the trustee or any holder, if (i) the default that resulted in the acceleration of such other indebtedness is cured or waived and (ii) the acceleration is rescinded or annulled;

(5)	certain events of bankruptcy, insolvency and reorganization of us or our significant subsidiaries; and

(6)	any other event of default provided with respect to debt securities of that series.

The indenture provides that the trustee will, within 90 days after the trustee’s knowledge of a default with respect to the debt securities of any series, give to the holders of debt securities of such series notice of such default known to it, unless cured or waived; provided that except in the case of default in the payment of principal, or interest or premium, if any, on any debt security of such series or in the payment of any sinking fund installment with respect to debt securities of such series, the trustee will be protected in withholding such notice if and so long as the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time, or both, would become, an event of default.

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, to be indemnified by the holders before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in outstanding principal amount of the debt securities of any series may, subject to certain exceptions, on behalf of the holders of debt securities of such series direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee.

The indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

In certain cases, the holders of a majority in outstanding principal amount of the debt securities of any series may on behalf of the holders of debt securities of such series rescind a declaration of acceleration or waive any past default or event of default with respect to the debt securities of that series except a default not theretofore cured in payment of the principal of, or interest or premium, if any, on any debt security of such series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each such debt security.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture or the debt securities of any series or for any remedy thereunder unless:

•	such holder shall have previously given to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have also made such a written request;

•	such holder or holders have provided indemnity satisfactory to the trustee to institute such proceeding as trustee;

•	the trustee has failed to institute such proceeding within 90 calendar days of such notice; and

•	during or prior to such 90-day period, the trustee has not received from the holders of a majority in outstanding principal amount of the debt securities of such series a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a holder of debt securities for enforcement of payment of the principal of, or premium or interest, if any, on such debt securities on or after the respective due dates expressed in such debt securities after any applicable grace periods have expired.

Notwithstanding the foregoing, the sole remedy for an event of default resulting from:

•	any breach of any obligation of Southwestern Energy Company to file or furnish any documents or reports required to be filed or furnished, as the case may be, with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; or

•	any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or the reporting obligations under the indenture;

will be liquidated damages, and holders will not have any right under the indenture to accelerate the maturity of the securities of any series as a result of any such breach except as described below. If an event of default relating to any such obligation continues for 90 days after notice thereof is given in accordance with the indenture, we will pay liquidated damages at an annual rate equal to:

•	0.25% per annum of the outstanding principal amount of the securities from the 90th day following such notice to but not including the 180th day following such notice (or such shorter period until such event of default has been cured or waived); and

•	0.50% per annum of the outstanding principal amount of the securities from the 180th day following such notice to but not including the 365th day following such notice (or such shorter period until such event of default has been cured or waived).

On such 365th day (or earlier, if such event of default is cured or waived prior to such 365th day), liquidated damages will cease to accrue, and the securities will be subject to acceleration as provided above if the event of default is continuing. Any such liquidated damages shall be paid to holders in the manner and at the times set forth in the indenture.

Modification and Waiver

The trustee and we may amend or supplement the indenture or the debt securities of any series without the consent of any holder, in order to:

•	cure any ambiguity, defect or inconsistency;

•	provide for the assumption of our obligations to the holders in the case of a merger or consolidation of us as permitted by the indenture;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add guarantees with respect to the securities or to secure the securities;

•	to add to the covenants of Southwestern Energy Company for the benefit of holders of all or any series of securities or to surrender any right or power conferred on us in the indenture;

•	to add any additional events of default with respect to all or any series of securities;

•	comply with SEC requirements in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities and that does not adversely affect any such holder in any material respect;

•	evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture as are necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	to establish the form or terms of securities of any series;

•	to make any change necessary to make the indenture or the debt securities of any series consistent with the description of such securities in this prospectus or any related prospectus supplement relating to such debt securities;

•	to correct or supplement any provision of the indenture that may be inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under the indenture, so long as such actions shall not adversely affect the interests of any holder; or

•	to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of that provision.

In addition, except as described below, modifications and amendments of the indenture or the debt securities of any series may be made by the trustee and us with the consent of the holders of a majority in outstanding principal amount of the debt securities affected by such modification or amendment. However, no such modification or amendment may, without the consent of each holder affected thereby:

•	reduce the principal amount of securities of any series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any securities;

•	reduce the principal amount of or change or have the effect of changing the stated maturity of the principal of, or any installment of principal of, any securities, or change the date on which any securities may be subject to redemption, or reduce any premium payable upon the redemption thereof or the redemption price therefor;

•	change the currency in which the debt securities are payable from that stated in the securities;

•	make any change to the provisions of the indenture entitling each holder to receive payment of principal of, premium and interest on such securities on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date) or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of outstanding securities to waive defaults or events of default;

•	amend, change or modify in any material respect any obligation we have to make and consummate a change of control offer in respect of a change of control event that has occurred, to the extent required under the terms of any series of debt securities; or

•	change any obligation of us to maintain an office or agency in the place and for the purposes specified in the indenture.

Defeasance

The indenture provides that we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on such debt securities), upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government securities, which through the payment of interest and principal thereof in accordance with their terms provides money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, in respect of the debt securities of such series on the stated maturity date of such principal and any installment of principal, or interest or premium, if any. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.

We may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to such series of debt securities. Thereafter, any such omission shall not be an event of default with respect to the debt securities of such series, upon the deposit with the trustee, in trust, of money and/or U.S. government securities which through the payment of interest and principal in respect thereof in accordance with their terms provides money in an amount sufficient to pay any installment of principal of (and premium, if any) and interest, if any, in respect of debt securities of such series on the stated maturity date of such principal or installment of principal, or interest or premium, if any. Our obligations under the indenture and the debt securities of such series other than with respect to such covenants shall remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel to the effect that such a defeasance and discharge will not be deemed, or result in a taxable event with respect to the holders.

In the event we exercise our option to omit compliance with certain covenants as described in the preceding paragraph and the debt securities of such series are declared due and payable because of the occurrence of any event of default, then the amount of monies and U.S. government securities on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such event of default. We shall in any event remain liable for such payments as provided in the debt securities of such series.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and ours, including, among others, the obligations to apply money held in trust) when:

•	either (a) all debt securities of such series previously authenticated and delivered under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and we have deposited or caused to be deposited with the trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on debt securities of such series;

•	we have paid or caused to be paid all other sums payable under the indenture with respect to the debt securities of such series by us; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the indenture as to such series have been satisfied.

Regarding the Trustee

U.S. Bank National Association is the trustee under the indenture. We maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business.

The indenture contains certain limitations on the right of the trustee, should it become a creditor of ours within three months of, or subsequent to, a default by us to make payment in full of principal of, or interest on, any series of debt securities issued pursuant to the indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the trustee’s rights as a creditor of ours will not be limited if the creditor relationship arises from, among other things:

•	the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the trustee;

•	certain advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

•	disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian or paying agent or in any other similar capacity;

•	indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

•	the acquisition, ownership, acceptance or negotiation of certain drafts, bills of exchange, acceptances or other obligations.

The indenture does not prohibit the trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and any debt securities issued pursuant to any indenture are in default, it must eliminate such conflict or resign.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of common stock to be received by holders of such series of debt securities to be adjusted.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP, Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Southwestern Energy Company. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The statement of revenues and direct operating expenses of the Acquired West Virginia and Southwest Pennsylvania Properties included in our Current Reports on Form 8-K/A filed on January 7, 2015 and August 25, 2015 have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Estimates of our oil and gas reserves and related future net cash flows and the present value thereof were based on a reserve audit prepared by Netherland, Sewell & Associates, Inc., Houston, Texas, an independent petroleum engineering firm. We have included or incorporated those estimates in this prospectus in reliance upon the authority of such firm as an expert in such matters.

86,000,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Credit Suisse	BofA Merrill Lynch	J.P. Morgan

Citigroup	Mizuho Securities

Co-Managers

BMO Capital Markets	MUFG

RBC Capital Markets	SMBC Nikko

Wells Fargo Securities

BBVA	CIBC Capital Markets

Credit Agricole CIB	BB&T Capital Markets

BNP PARIBAS	BTIG

Capital One Securities	Citizens Capital Markets

PNC Capital Markets LLC	Comerica Securities

Fifth Third Securities	HSBC

KeyBanc Capital Markets	SOCIETE GENERALE

June 29, 2016